Exhibit 10.19(B)

AMENDMENT

TO

ZYNERBA PHARMACEUTICALS, INC.
AMENDED AND RESTATED
2014 OMNIBUS INCENTIVE COMPENSATION PLAN

WHEREAS, Zynerba Pharmaceuticals, Inc. (the “Corporation” ) sponsors and maintains the Zynerba Pharmaceuticals, Inc. Amended and Restated 2014 Omnibus Incentive Compensation Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Corporation has approved an increase in the number of shares available for issuance under the Plan to 2,450,000 and to increase the annual increase in shares available for issuance under the Plan to ten percent (10%) of the total number of shares of Company Stock outstanding; and

WHEREAS, the Corporation desires to amend the Plan to reflect such changes.

NOW THEREFORE, effective as of the date hereof, the Plan is hereby amended as follows:

1.             Section 4(a) of the Plan is amended to read as follows:

“Subject to adjustment as described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be 2,750,000, all of which may be issued pursuant to Incentive Stock Options. In addition, as of the first trading day of January during the term of the Plan (excluding any  extensions), beginning with calendar year that is one year after a Public Offering an additional positive number of shares of Company Stock shall be added to the number of shares of Company Stock authorized to be issued or transferred under the Plan and the number of shares authorized to be issued or transferred pursuant to Incentive Stock Options, equal to ten percent (10%) of the total number of shares of Company Stock outstanding on the last trading day in December of the immediately preceding calendar year, or 1,500,000 shares, whichever is less.”

2.             In all other respects, the Plan is affirmed.

IN WITNESS WHEREOF, this Amendment to the Zynerba Pharmaceuticals, Inc. Amended and Restated 2014 Incentive Compensation Plan has been executed on this    day of July, 2015.

ZYNERBA PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Plan Amendment]